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                                                                     EXHIBIT 4.6


                             SUPPLEMENTAL INDENTURE

         THIS SUPPLEMENTAL INDENTURE (this "Supplemental Indenture") dated as of October 10, 1997, among Digital Television Services, LLC, a Delaware limited liability company (the "Company"), DTS Capital, Inc., a Delaware corporation ("Capital"), the guarantors listed on the signature pages hereto (the "Guarantors") and WEP Intermediate Corp., a Delaware corporation ("WEP"), and The Bank of New York, a New York banking corporation, as trustee (the "Trustee"). Capitalized terms used herein and not defined herein shall have the meanings set forth in the Indenture (as defined below).

         WHEREAS, the Company, Capital, the guarantors signatory thereto and the Trustee executed an Indenture dated as of July 30, 1997 (the "Indenture") relating to the 122% Senior Subordinated Notes due 2007 (the "Notes") of the Company and Capital;

         WHEREAS, the Company desires to merge with WEP, which will be renamed "Digital Television Services, Inc." upon the consummation of such merger (collectively, the "Merger");

         WHEREAS, in accordance with Section 5.01(a) of the Indenture, WEP has agreed to expressly assume, upon the effectiveness of the Merger (and not before), the due and punctual payment of the principal of, premium, if any, and interest on the Notes and the performance and observance of each and every covenant contained in the Indenture, the Collateral Documents and the Registration Rights Agreement;

         WHEREAS, the Company has formed an additional subsidiary, Digital Television Services of Indiana, LLC ("DTS Indiana"), which is to become a Guarantor under the Indenture;

         WHEREAS, pursuant to Section 10.01 of the Indenture, the Company, Capital, the Guarantors, WEP and the Trustee are permitted to enter into this Supplemental Indenture to (i) effect the assumption by WEP of all obligations of the Company under the Notes, the Indenture, the Registration Rights Agreement and the Collateral Documents upon the effectiveness of the Merger (and not before) and (ii) add DTS Indiana as a Guarantor; and

         WHEREAS, all conditions precedent provided for in the Indenture relating to this Supplemental Indenture have been complied with.

         NOW, THEREFORE, for and in consideration of the premises and the covenants contained herein, each of the Company, Capital, the Guarantors and WEP hereby covenants and agrees with the Trustee, for the equal benefit of all the present and future holders of the Notes without preference, priority or distinction of any of the Notes over any of the others by reason of priority in time of issuance, negotiation or maturity thereof, or otherwise, and for the benefit of the Trustee and its successors and assigns, as follows:


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                                    ARTICLE I

                                ASSUMPTION BY WEP

         SECTION 1.01.     Assumption by WEP.

         By this Supplemental Indenture, upon consummation of the Merger (and not before), WEP hereby expressly assumes the due and punctual payment of the principal of, premium, if any, and interest on all the Notes currently outstanding and the performance and observance of each and every covenant contained in the Indenture, the Collateral Documents and the Registration Rights Agreement on the part of the Company to be performed or observed. Effective upon the consummation of the Merger (and not before), WEP hereby succeeds to and is substituted for the Company with the same effect as if it has been named in the Indenture as a party thereto, and hereafter from time to time WEP may exercise each and every right and power of the Company under the Indenture, in the name of the Company or in its own name; and any act or proceeding by and any provision of the Indenture required or permitted to be done by the Board of Directors or any Officer of the Company may be done with like force and effect by the Board of Directors or any Officer of WEP.

                                   ARTICLE II

         SECTION 2.01      Addition of Guarantor.

         By this Supplemental Indenture, DTS Indiana hereby agrees to be bound by the terms and conditions of the Indenture and unconditionally guarantees all of the Issuers' Obligations under the Notes and the Indenture on the terms set forth in Article Eleven and Article Twelve of the Indenture.

                                   ARTICLE III

                            MISCELLANEOUS PROVISIONS

         SECTION 3.01.     Counterpart Originals.

         The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

         SECTION 3.02.     Severability.

         In case any provision in this Supplemental Indenture shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby, and a Holder shall have no claim therefor against any party hereto.


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         SECTION 3.03.     Successors.

         All agreements of the Company, Capital, the Guarantors and WEP in this Supplemental Indenture shall bind their respective successors. All agreements of the Trustee in this Supplemental Indenture shall bind its successor.

         SECTION 3.04.     Governing Law.

         The laws of the Sate of New York shall govern this Supplemental Indenture without regard to principles of conflicts of law.

         SECTION 3.05.     Effect of Supplemental Indenture.

         Except as amended by this Supplemental Indenture, the terms and provisions of the Indenture shall remain in full force and effect.

         SECTION 3.06.     Trustee.

         The Trustee accepts the modifications of the Indenture effected by this Supplemental Indenture, but only upon the terms and conditions set forth in the Indenture. Without limiting the generality of the foregoing, the Trustee assumes no responsibility for the correctness of the recital herein contained, which shall be taken as the statements of the Company, Capital, the Guarantors and WEP, and the Trustee shall not be responsible for or accountable in any way whatsoever for or with respect to the validity or execution of this Supplemental Indenture and the Trustee makes no representation with respect thereto.

                            [SIGNATURE PAGES FOLLOW]




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                                   SIGNATURES

         IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed as of the date first written above.


                                        DIGITAL TELEVISION SERVICES, LLC

                                        By:      DTS Management, LLC,
                                                 its manager


                                                 By:
                                                       -------------------------
                                                       Douglas S. Holladay, Jr.
                                                       President

                                        WEP INTERMEDIATE CORP.

                                        By:
                                             ------------------------------
                                                 William Laverack, Jr.
                                                 President

                                        DTS CAPITAL, INC.


                                        By:
                                             ------------------------------
                                                 Douglas S. Holladay, Jr.
                                                 President


                                        THE BANK OF NEW YORK, as Trustee


                                        By:
                                             ----------------------------------
                                                 Name:
                                                 Title:


                                   GUARANTORS:

                                   DIGITAL TELEVISION SERVICES OF
                                            CALIFORNIA, LLC
                                   DIGITAL TELEVISION SERVICES OF
                                            COLORADO, LLC
                                   DIGITAL TELEVISION SERVICES OF
                                            GEORGIA, LLC


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                                   DIGITAL TELEVISION SERVICES OF
                                            INDIANA, LLC
                                   DIGITAL TELEVISION SERVICES OF
                                            KANSAS, LLC
                                   DIGITAL TELEVISION SERVICES OF
                                            KENTUCKY, LLC
                                   DIGITAL TELEVISION SERVICES OF
                                            NEW MEXICO, LLC
                                   DIGITAL TELEVISION SERVICES OF
                                            NEW YORK I, LLC
                                   DIGITAL TELEVISION SERVICES OF
                                            SOUTH CAROLINA I, LLC
                                   DIGITAL TELEVISION SERVICES OF
                                            VERMONT, LLC

                                   By:      DTS Management, LLC,
                                            their sole member


                                            By:
                                                  -----------------------------
                                                     Douglas S. Holladay, Jr.
                                                     President


                                 SPACENET, INC.


                                  By:
                                        -----------------------------
                                           Douglas S. Holladay, Jr.
                                           Vice President




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                                                     DTS MANAGEMENT, LLC


                                                     By:
                                                            -------------------
                                                              Donald A. Doering
                                                              Vice President


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